Exhibit 1.01

Bruker Corporation

Conflict Minerals Report

For the Year Ended December 31, 2017

Introduction

This Conflict Minerals Report (“Report”) of Bruker Corporation and its consolidated subsidiaries for the year ended December 31, 2017 has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule requires disclosure of certain information by a company that manufactures, or contracts to manufacture, products that contain minerals specified in the Rule as “conflict minerals” that are necessary to the functionality or production of those products. For purposes of the Rule, “conflict minerals” include gold, columbite-tantalite (coltan), cassiterite, and wolframite and their derivatives, which are limited to tantalum, tin and tungsten. During the year ended December 31, 2017, we manufactured, or contracted to manufacture, certain products described below for which conflict minerals are necessary to their functionality or production.

We have adopted a Conflict Minerals Policy, which is publicly available at www.bruker.com under “About Us” in “Investors/Corporate Governance/Conduct”. This Report describes our due diligence measures on the source and chain of custody of conflict minerals necessary to the products we manufactured, or contracted to manufacture during 2017, our efforts to determine the mine or location of origin of the necessary conflict minerals, and, to the extent known to us, the facilities used to process the conflict minerals.

Products Covered by this Report

Bruker, together with its consolidated subsidiaries, is a developer, manufacturer and distributor of high-performance scientific instruments and analytical and diagnostic solutions that enable our customers to explore life and materials at microscopic, molecular and cellular levels. Many of our products are used to detect, measure and visualize structural characteristics of chemical, biological and industrial material samples. Our products address the rapidly evolving needs of a diverse array of customers in life science research, pharmaceuticals, biotechnology, applied markets, cell biology, clinical research, microbiology, in-vitro diagnostics, nanotechnology and materials science research.

These products, which we collectively refer to in this Report as the “Products,” include the following: magnetic resonance systems; mass spectrometry and ion mobility spectrometry, infrared and Raman molecular spectroscopy, radiological/nuclear detectors for Chemical, Biological, Radiological, Nuclear, and Explosive (CBRNE) detection, advanced X-ray instruments; atomic force microscopy instruments, advanced fluorescence optical microscopy instruments, analytical tools for electron microscopes and X-ray metrology; defect—detection equipment; handheld portable and mobile X-ray fluorescence spectrometry, spark optical emission spectroscopy systems; and metallic low temperature superconductors.

Reasonable Country of Origin Inquiry

We conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals necessary to our Products’ functionality or production. As the initial step in our RCOI process, we reviewed parts and materials used in the manufacturing of our products to identify those that may include conflict minerals. Those parts and materials identified that may include conflict minerals necessary to the functionality or production of the relevant product were then linked to the direct supplier, or suppliers, from which we purchased the applicable parts or materials. Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources.

Our supply chain with respect to the Products is complex, and we do not purchase conflict minerals directly from mines, smelters or refiners.  We purchase parts and materials directly, or contract with others to manufacture parts, from a large number of suppliers. In most cases, there are multiple layers of third parties in the supply chain between us and the ultimate upstream source of the conflict minerals. Due to the breadth and depth of our supply chain, we focused on engagement with direct suppliers that accounted for approximately 80% of our purchases of parts and materials where conflict minerals may be included. We requested our direct suppliers to provide information regarding the source and chain of custody of conflict minerals included in the Products, including smelter and country of origin information. To provide this information, our direct suppliers inquired with their suppliers to attempt to identify the ultimate source and country of origin of the conflict minerals included in the Products. We received responses from approximately 75% of those direct suppliers from whom we requested information. The percentage of suppliers that completed the requested survey, as compared to some other form of response, represented a decrease from the 2016 reporting year.

Given the complexity of this multi-tiered process, many of our direct suppliers have been unable to identify, verify, and report to us the origin of conflict minerals contained in the Products manufactured in 2017. Based on our RCOI, we do not have sufficient information to conclusively determine all the countries of origin of the Conflict Minerals in the Products.  However, based on the information provided by our suppliers, we have reason to believe that some of the Conflict Minerals contained in the Products may have originated from Covered Countries and may not be from recycled or scrap sources.

Due Diligence Design and Process

Our due diligence process was designed to materially conform with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (“OECD Framework”), an internationally recognized due diligence framework.

Our due diligence process in 2017 included the following:

Step 1 — Establish strong company management systems

•                  We have a Conflict Minerals Policy, which is available on the Company’s website at www.bruker.com under “About Us” in “Investors/Corporate Governance/Conduct”.

•                  We have an internal team sponsored by our senior management. The internal team includes representation from corporate finance and the Company’s operating divisions on a cross-functional basis, including purchasing, manufacturing, quality management and research and development. The internal team’s responsibilities include developing and executing the Company’s due diligence process.

•                  We maintained a central electronic repository to store relevant documentation created or obtained during the due diligence process.

•                  We used a process document summarizing our RCOI and Due Diligence process as a guide to help in completing our procedures.

Step 2 — Identify and assess risks in the supply chain

•                  We conducted a survey of suppliers determined to be in-scope for RCOI in the 2017 reporting year, using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”).

•                  We reviewed the surveys, and any other documentation, received from suppliers to validate if parts or materials provided to us include conflict minerals, and if so, to attempt to identify the smelter and country of origin. We reviewed responses for completeness and reliability based on a defined set of red flags criteria developed to help facilitate the review.

•                  We compared the smelter information provided by suppliers against the standard smelter list in the CMRT. For those smelters included in the CMRT, we reviewed whether they are currently Responsible Minerals Assurance Process (“RMAP”) Conformant or Active.

Step 3 — Design and implement a strategy to respond to identified risks

•                  We used escalation procedures in an effort to obtain responses from all suppliers to which a survey was sent.

•                  We classified red flags identified into categories based on the process document noted above, with follow-up procedures performed based on the red flag category. The follow-up procedures included sending a communication to the supplier to either request additional information or validate certain information provided, or performing additional internal review procedures.

•                  We held periodic status updates with the internal team to discuss survey response results.

•                  We briefed senior management on the status of our compliance obligations and due diligence efforts on a periodic basis.

Step 4 — Carry out independent third-party audit of smelter/refiner’s due diligence practices

•                  We do not have a direct relationship with the smelters and refiners used to process the conflict minerals necessary to the Products and do not perform audits of those smelters and refiners. We rely on industry efforts, such as the RMI, to influence smelters and refineries to become certified as part of RMI’s Responsible Minerals Assurance Process.

Step 5 — Report annually on supply chain due diligence

•                  We have filed publicly a Form SD, which includes, as needed, a Conflict Minerals Report on an annual basis. This Report is available on the Company’s website at www.bruker.com under “About Us” in “Investors/ Corporate Governance/Conduct”.

Due Diligence Results

We received responses from approximately 75% of those direct suppliers from whom we requested information. The responses identified potential smelters around the world from which our direct suppliers directly or indirectly source conflict minerals. In the majority of cases, the responses from direct suppliers noted that not all smelters had been identified and did not completely list all the smelters used in their supply chain. In addition, most survey responses were provided on a company-wide basis and did not differentiate as to parts and materials sold to us. Of the potential smelters provided in the responses, 332 were included in the standard smelter listing with the CRMT. As of May 22, 2018, 251 of the 332 smelters, or 76%, were verified as RMAP Conformant according to information published by RMI, with an additional 9 verified as an Active smelter. See Exhibit A for a listing of the standard smelters provided from responses received, including smelters verified as RMAP Compliant or Active as of May 22, 2018.

As noted above, our supply chain is complex and contains many layers for which many of our direct suppliers have been unable to identify, verify and report to us the origin of conflict minerals. For 2017, based on survey responses from our suppliers, we did not find that any of the necessary conflict minerals contained in the Products directly or indirectly financed or benefitted armed groups in the Covered Countries. However, we did not have sufficient information to conclude that any of our products were “DRC conflict free.”

Future Due Diligence Considerations

We intend to incorporate the following measures, among others, to further develop our due diligence program and to mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries. Development of the due diligence program is expected to include:

•                  Re-examining our scoping approach to ensure we have surveyed a significant amount of our supplier spend where conflict minerals may be included.

•                  Continuing to engage with our suppliers to increase the survey response rate and to improve the accuracy and completeness of the information provided to us on the survey responses.

•                  To the extent any products or materials are reasonably determined to not be conflict free, encouraging our suppliers to implement responsible sourcing practices and obtain their products from smelters and refiners recognized as conflict free by a recognized program such as the RMI Responsible Minerals Assurance Process.

Exhibit A — Smelter Listing (1)

Mineral	Smelter	Facility Location
Gold	Abington Reldan Metals, LLC	United States
Gold	Accurate Refining Group	United States
Gold	Advanced Chemical Company*	United States
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold LLC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery Pvt Ltd**	India
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	Central Bank of the Philippines Gold Refinery & Mint*	Philippines
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Chimet S.p.A.*	Italy
Gold	Chimet S.p.A.*	China
Gold	China Henan Zhongyuan Gold Smelter*	China
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.*	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Do Sung Corporation*	Korea, Republic Of
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	Dowa Metals & Mining Co. Ltd*	Japan
Gold	DS PRETECH Co., Ltd.**	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery*	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States

Mineral	Smelter	Facility Location
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co,. LTD.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.*	Korea, Republic Of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ Co., Ltd.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Johnson Matthey Canada*	Canada
Gold	Johnson Matthey Inc. (USA)*	United States
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	KGHM Polska Miedz S.A.**	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	LinBao Gold Mining	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L’Orfebre S.A.**	Andorra
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Switzerland*	Switzerland
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor USA Refining Corporation*	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan

Mineral	Smelter	Facility Location
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd**	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company**	Korea, Republic Of
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC Krastsvetmet*	Russian Federation
Gold	Pan Pacific Copper Co Ltd.*	Japan
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	Produits Artistiques de Métaux*	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Refinery LS-Nikko Copper Inc.*	Korea, Republic Of
Gold	Remondis Argentia B.V.**	Netherlands
Gold	Republic Metals Corporation*	United States
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A*	Italy
Gold	SAFINA A.S.*	Czech Republic
Gold	Sai Refinery	India
Gold	Samdok Metal*	Korea, Republic Of
Gold	SAMWON METALS Corp.	Korea, Republic Of
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan

Mineral	Smelter	Facility Location
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic Of
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Denshi Kogyo K.K*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Perth Mint*	Australia
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom*	Korea, Republic Of
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	United States
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico

Mineral	Smelter	Facility Location
Tantalum	KEMET Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Power Resources Ltd.*	Macedonia
Tantalum	QuantumClean*	United States
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	China
Tantalum	Solikamsk Metal Works*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group	China
Tin	Alpha Metals*	United States
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Brand IMLI*	Indonesia
Tin	Chengfeng Metals Co Pte Ltd*	China
Tin	Chenzhou Yun Xiang mining limited liability company*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Rare Metal Material Co., Ltd.*	China
Tin	China Yunnan Tin Co Ltd.*	China
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV DS Jaya Abadi*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Nurjanah*	Indonesia
Tin	CV Prima Timah Utama*	Indonesia
Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV Tiga Sekawan*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Empresa Metalúrgica Vinto*	Bolivia

Mineral	Smelter	Facility Location
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Funsur Smelter*	Peru
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Guangxi Pinggui PGMA Co. Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Jiangxi Nanshan*	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Mentok Smelter*	Indonesia
Tin	Metallic Resources, Inc.*	United States
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd**	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia

Mineral	Smelter	Facility Location
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais Ltda.*	Brazil
Tin	Super Ligas	Brazil
Tin	Thailand Smelting & Refining Co Ltd*	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgica*	Brazil
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.*	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd*	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.**	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Mineral	Smelter	Facility Location
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Kennametal Fallon*	United States
Tungsten	Kennametal Huntsville*	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Niagara Refining LLC*	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic Of
Tungsten	Xiamen H.C.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China

(1)         As noted in the Due Diligence Results section of this report, most survey responses from direct suppliers were provided on a company-wide basis and did not differentiate as to parts and materials sold to us. In addition, many of the responses noted that not all smelters had been identified and did not completely list all the smelters used in their supply chain.

*                 Verified as a Conformant smelter as of May 22, 2018, meaning the smelter is listed as compliant with the RMAP assessment protocols, including through mutual recognition, or is listed as “Re-audit in process” by the RMI.

**          Verified as an Active Smelter as of May 22, 2018, a RMAP designation meaning that the smelter is listed as having submitted a signed Agreement for the Exchange of Confidential Information, Auditee Agreement, and a Due Diligence Checklist.